Exhibit 32.1

CERTIFICATION
Pursuant to 18 United States Code § 1350

I, Brian P. Kelley, Chief Executive Officer of SIRVA, Inc., hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2004 of SIRVA, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian P. Kelley
Brian P. Kelley
Chief Executive Officer

Date: November 21, 2005